UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 3, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On May 3, 2011, PSM Holdings, Inc., a Nevada corporation (“PSMH”), United Community Mortgage Corp., a New Jersey corporation (“UCMC”) and wholly owned subsidiary of Prime Source Mortgage, Inc., a wholly owned subsidiary of PSMH, entered into a non-binding letter of intent with Brookside Mortgage, L.L.C., an Oklahoma limited liability company (“Brookside”), and the key shareholders of Brookside (the “Key Shareholders”), in which all parties expressed their intent to enter into a definitive agreement whereby Brookside would merge with and into UCMC.  We intend to issue 800,000 shares of our common stock to the key shareholders of Brookside at the closing of the proposed transaction. We anticipate signing the definitive agreement with the next 30 days.

The parties also intend to negotiate employment agreements for two key shareholders of Brookside with UCMC to be effective at closing.  Execution of the definitive agreement is subject to completion of standard due diligence by both parties.

In connection with the signing of the letter of intent, we issued a press release, a copy of which is included as an exhibit to this filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated May 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: May 5, 2011	By:	/s/ Ron Hanna
Ron Hanna, President